EXHIBIT 99.1

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contact:	Media Contact:
	Jay Iyer	Lee Flanagin
	(408) 801-2067	(408) 801-2463

SANDISK ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

Reports Record Quarterly Revenue

Milpitas, CA, October 20, 2011 - SanDisk Corporation (NASDAQ:SNDK), a global leader in flash memory storage solutions, today announced results for the third fiscal quarter ending October 2, 2011. Total third quarter revenue of $1.416 billion increased 15% on a year-over-year basis and increased 3% on a sequential basis. Third quarter net income, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was $233 million, or $0.96 per diluted share, compared to net income of $322 million, or $1.34 per diluted share in the third quarter of fiscal 2010 and $248 million, or $1.02 per diluted share, in the second quarter of fiscal 2011.

On a non-GAAP basis, which excludes the impact of share-based compensation expense, amortization of acquisition-related intangible assets, non-cash economic interest expense associated with the convertible debts and related tax adjustments, third-quarter net income was $292 million, or $1.20 per diluted share, compared to net income of $311 million, or $1.30 per diluted share, in the third quarter of fiscal 2010 and net income of $278 million, or $1.14 per diluted share, in the second quarter of fiscal 2011. For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We again delivered record revenue and strong profitability, driven by robust demand in our diversified end markets,” said Sanjay Mehrotra, president and chief executive officer. “Our broad portfolio of innovative storage solutions positions us exceedingly well to capitalize on our numerous growth opportunities in smart mobile devices and consumer and enterprise computing platforms.”

THIRD QUARTER 2011 KEY FINANCIAL METRICS

•	Total third quarter gross profit, product gross profit and operating income compared on a year-over-year and sequential basis are shown in the table below:

Metric in millions of US$, except %	GAAP			Non-GAAP
	Q311	Q310	Q211	Q311	Q310	Q211
Total gross profit % of total revenue	$612 43.2%	$639 51.8%	$613 44.6%	$627 44.3%	$644 52.2%	$623 45.3%
Product gross profit % of product revenue	$518 39.2%	$543 47.7%	$520 40.6%	$533 40.3%	$548 48.1%	$530 41.3%
Operating income % of total revenue	$386 27.3%	$432 35.0%	$379 27.6%	$417 29.4%	$457 37.0%	$402 29.3%

•	Cash flow from operations in the third quarter was $176 million and free cash flow(1) was $189 million.

•
Total cash and cash equivalents and short and long-term marketable securities at the end of the third quarter of fiscal 2011 were $5.27 billion compared to $5.05 billion at the end of the third quarter of fiscal 2010 and $5.28 billion at the end of the second quarter of fiscal 2011.

•
Third-quarter Other income (expense) includes a GAAP $12 million loss and a non-GAAP $9 million gain, resulting from the repurchase of $222 million par value of the company's 2013 convertible debt for $211 million.

OTHER HIGHLIGHTS

•
SanDisk refreshed its suite of retail products for the mobile, imaging and USB flash drive markets. SanDisk also introduced the SanDisk® Memory Vault, the first product in a new category of devices that are designed for long-term data preservation.

•	SanDisk began selling the SanDisk Ultra® solid state drive (SSD) for the retail market in 60, 120 and 240 gigabyte capacities.

•
SanDisk introduced the Sansa® Clip Zip™, a sub-$50 MP3 player packed with features, such as a large color screen, compatibility with all major music formats, a stopwatch, an FM radio, voice recording capability and a microSDHC™ card slot for additional storage.

•
SanDisk led a new initiative, called SATA DEVSLP, with support from Intel, Samsung and Microsoft to enable OEMs to offer solid-state drives with SATA performance at significantly lower power consumption than what is currently available. The implementation of the new technology is planned in future devices, chipsets and operating systems.

CONFERENCE CALL
SanDisk's third quarter of fiscal 2011 conference call is scheduled for 2:00 P.M., Pacific Time, Thursday, October 20, 2011. The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk's website at http://www.sandisk.com/IR. To participate in the call via telephone, the dial-in number is 719-457-2713 and the dial-in password is 2858144. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

FORWARD LOOKING STATEMENTS
This news release contains certain forward-looking statements, including statements about our business prospects and growing demand for our products in the smart mobile device and consumer and enterprise computing markets and our expectations regarding our business and continued growth, that are based on our current expectations and are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly harm our business, financial condition and results of operations. Risks that may cause these forward-looking statements to be inaccurate include among others:

•	competitive pricing pressures, resulting in lower average selling prices and lower or negative product gross margins;

•	unpredictable or changing demand for our products, particularly for certain form factors, such as embedded flash memory, or capacities, or the mix of X2 and X3;

•	lower than anticipated demand, including due to general economic weakness in our markets;

•
insufficient supply from captive flash memory sources, inability to obtain non-captive flash memory supply of the right product mix with adequate margins and quality in the time frame necessary to meet demand, or inability to realize a positive margin on non-captive purchases;

•	expansion of industry supply, including low-grade supply useable in limited markets, creating excess market supply, causing our average selling prices to decline faster than our costs;

•
excess captive memory output or capacity which could result in write-downs for excess inventory, lower of cost or market charges, fixed costs associated with under-utilized capacity, or other consequences;

•	increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen; and

•
the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2011.

(1)	Free cash flow represents net cash provided by operating activities plus net cash used in investing activities less net purchases, sales and maturities of short and long-term marketable securities.

ABOUT SANDISK
SanDisk Corporation is a global leader in flash memory storage solutions, from research and development, product design and manufacturing to branding and distribution for OEM and retail channels. Since 1988, SanDisk's innovations in flash memory and storage system technologies have provided customers with new and transformational digital experiences. SanDisk's diverse product portfolio includes flash memory cards and embedded solutions used in smart phones, tablets, digital cameras, camcorders, digital media players and other consumer electronic devices, as well as USB flash drives and solid-state drives (SSD) for the computing market. SanDisk's products are used by consumers and enterprise customers around the world.

SanDisk is a Silicon Valley-based S&P 500 and Fortune 500 company, with more than half its sales outside the United States. For more information, visit www.sandisk.com.

SanDisk, the SanDisk logo and SanDisk Ultra are trademarks of SanDisk Corporation, registered in the United States and other countries. Sansa Clip Zip is a trademark of SanDisk Corporation. microSDHC is a trademark of SD-3C, LLC. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
Revenues:
Product	$1,321,904	$1,137,593	$3,814,111	$3,222,103
License and royalty	94,128	96,080	271,114	277,301
Total revenues	1,416,032	1,233,673	4,085,225	3,499,404

Cost of product revenues	790,465	591,296	2,281,264	1,804,203
Amortization of acquisition-related intangible assets	13,186	3,132	26,556	9,396
Total cost of product revenues	803,651	594,428	2,307,820	1,813,599
Gross profit	612,381	639,245	1,777,405	1,685,805

Operating expenses:
Research and development	135,271	111,518	400,145	309,970
Sales and marketing	48,538	50,390	144,195	150,985
General and administrative	40,567	44,524	116,020	118,647
Amortization of acquisition-related intangible assets	1,878	1,089	2,608	1,672
Total operating expenses	226,254	207,521	662,968	581,274
Operating income	386,127	431,724	1,114,437	1,104,531
Other income (expense)	(23,578)	(3,168)	(56,217)	5,794
Income before income taxes	362,549	428,556	1,058,220	1,110,325
Provision for income taxes	129,296	106,464	352,453	295,648
Net income	$233,253	$322,092	$705,767	$814,677

Net income per share:
Basic	$0.97	$1.38	$2.96	$3.52
Diluted	$0.96	$1.34	$2.90	$3.41

Shares used in computing net income per share:
Basic	239,836	233,918	238,720	231,631
Diluted	243,680	240,717	243,782	239,249

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Nine months ended
	October 2, 2011	October 3, 2010	October 2, 2011	October 3, 2010
SUMMARY RECONCILIATION OF NET INCOME
GAAP NET INCOME	$233,253	$322,092	$705,767	$814,677
Share-based compensation (a)	15,729	20,944	44,678	52,791
Amortization of acquisition-related intangible assets (b)	15,064	4,221	29,164	11,068
Convertible debt interest (c)	42,840	17,983	90,038	46,112
Income tax adjustments (d)	(14,644)	(54,387)	(48,780)	(130,953)
NON-GAAP NET INCOME	$292,242	$310,853	$820,867	$793,695

GAAP COST OF PRODUCT REVENUES	$803,651	$594,428	$2,307,820	$1,813,599
Share-based compensation (a)	(1,284)	(1,205)	(3,316)	(4,972)
Amortization of acquisition-related intangible assets (b)	(13,186)	(3,132)	(26,556)	(9,396)
NON-GAAP COST OF PRODUCT REVENUES	$789,181	$590,091	$2,277,948	$1,799,231

GAAP GROSS PROFIT	$612,381	$639,245	$1,777,405	$1,685,805
Share-based compensation (a)	1,284	1,205	3,316	4,972
Amortization of acquisition-related intangible assets (b)	13,186	3,132	26,556	9,396
NON-GAAP GROSS PROFIT	$626,851	$643,582	$1,807,277	$1,700,173

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$135,271	$111,518	$400,145	$309,970
Share-based compensation (a)	(8,320)	(6,629)	(23,248)	(19,975)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$126,951	$104,889	$376,897	$289,995

GAAP SALES AND MARKETING EXPENSES	$48,538	$50,390	$144,195	$150,985
Share-based compensation (a)	(2,704)	(2,959)	(7,746)	(8,300)
NON-GAAP SALES AND MARKETING EXPENSES	$45,834	$47,431	$136,449	$142,685

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$40,567	$44,524	$116,020	$118,647
Share-based compensation (a)	(3,421)	(10,151)	(10,368)	(19,544)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$37,146	$34,373	$105,652	$99,103

GAAP TOTAL OPERATING EXPENSES	$226,254	$207,521	$662,968	$581,274
Share-based compensation (a)	(14,445)	(19,739)	(41,362)	(47,819)
Amortization of acquisition-related intangible assets (b)	(1,878)	(1,089)	(2,608)	(1,672)
NON-GAAP TOTAL OPERATING EXPENSES	$209,931	$186,693	$618,998	$531,783

GAAP OPERATING INCOME	$386,127	$431,724	$1,114,437	$1,104,531
Cost of product revenues adjustments (a) (b)	14,470	4,337	29,872	14,368
Operating expense adjustments (a) (b)	16,323	20,828	43,970	49,491
NON-GAAP OPERATING INCOME	$416,920	$456,889	$1,188,279	$1,168,390

GAAP OTHER INCOME (EXPENSE)	$(23,578)	$(3,168)	$(56,217)	$5,794
Convertible debt interest (c)	42,840	17,983	90,038	46,112
NON-GAAP OTHER INCOME (EXPENSE)	$19,262	$14,815	$33,821	$51,906

GAAP NET INCOME	$233,253	$322,092	$705,767	$814,677
Cost of product revenues adjustments (a) (b)	14,470	4,337	29,872	14,368
Operating expense adjustments (a) (b)	16,323	20,828	43,970	49,491
Convertible debt interest (c)	42,840	17,983	90,038	46,112
Income tax adjustments (d)	(14,644)	(54,387)	(48,780)	(130,953)
NON-GAAP NET INCOME	$292,242	$310,853	$820,867	$793,695

Diluted net income per share:
GAAP	$0.96	$1.34	$2.90	$3.41
Non-GAAP	$1.20	$1.30	$3.37	$3.33

Shares used in computing diluted net income per share:
GAAP	243,680	240,717	243,782	239,249
Non-GAAP	243,947	239,798	243,828	238,302

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, the amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006, MusicGremlin, Inc. in June 2008 and Pliant Technology, Inc. in May 2011, non-cash economic interest expense associated with our convertible debt and tax valuation allowances, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of purchased intangible assets, share-based compensation, non-cash economic interest expense associated with our convertible debt and tax valuation allowances, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily core technology, developed technology, customer relationships and trademarks related to the acquisitions of Matrix Semiconductor, Inc. (January 2006), MusicGremlin, Inc. (June 2008) and Pliant Technology, Inc. (May 2011).

(c)
Incremental interest expense relating to the non-cash economic interest expense associated with the Company's 1% Sr. Convertible Note due 2013 and 1.5% Sr. Convertible Note due 2017, and the acceleration of non-cash economic interest expense due to the repurchase of a portion of the 1% Sr. Convertible Note due 2013.

(d)	Income taxes associated with certain non-GAAP to GAAP adjustments and valuation allowances on deferred taxes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	October 2, 2011	January 2, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,074,850	$829,149
Short-term marketable securities	1,478,702	2,018,565
Accounts receivable from product revenues, net	464,647	367,784
Inventory	684,628	509,585
Deferred taxes	131,811	104,582
Other current assets	138,161	203,027
Total current assets	3,972,799	4,032,692

Long-term marketable securities	2,714,663	2,494,972
Property and equipment, net	297,216	266,721
Notes receivable and investments in flash ventures with Toshiba	2,116,262	1,733,491
Deferred taxes	162,083	149,486
Goodwill	154,899	—
Intangible assets, net	308,909	37,404
Other non-current assets	134,064	61,944
Total assets	$9,860,895	$8,776,710

LIABILITIES
Current liabilities:
Accounts payable trade	$223,241	$173,259
Accounts payable to related parties	258,821	241,744
Other current accrued liabilities	417,902	284,709
Deferred income on shipments to distributors and retailers and deferred revenue	242,416	260,395
Total current liabilities	1,142,380	960,107

Convertible long-term debt	1,583,158	1,711,032
Non-current liabilities	419,848	326,176
Total liabilities	3,145,386	2,997,315

EQUITY
Stockholders' equity:
Common stock	4,849,777	4,709,743
Retained earnings	1,518,420	812,653
Accumulated other comprehensive income	350,837	260,228
Total stockholders' equity	6,719,034	5,782,624
Non-controlling interests	(3,525)	(3,229)
Total equity	6,715,509	5,779,395
Total liabilities and equity	$9,860,895	$8,776,710

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended		Nine months ended
	October 2, 2011	October 3, 2010	October 2, 2011 (1)	October 3, 2010
Cash flows from operating activities:
Net income	$233,253	$322,092	$705,767	$814,677
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(70,618)	(16,940)	(77,842)	(95,849)
Depreciation	27,322	32,970	84,959	102,075
Amortization	44,685	24,761	118,035	65,349
Provision for doubtful accounts	1,025	(205)	(1,929)	(2,804)
Share-based compensation expense	15,729	20,944	44,678	52,791
Excess tax benefit from share-based compensation	(4,009)	(6,232)	(15,820)	(19,960)
Impairments, restructuring and other	(5,673)	(11,349)	(25,118)	(27,587)
Other non-operating	22,088	6,769	63,771	25,708
Changes in operating assets and liabilities:
Accounts receivable from product revenues	(88,570)	5,663	(89,157)	(104,272)
Inventory	(130,797)	(33,256)	(164,798)	66,974
Other assets	1,926	(21,928)	(69,443)	1,649
Accounts payable trade	41,825	36,431	38,368	17,359
Accounts payable to related parties	(16,790)	(33,137)	17,077	(18,184)
Other liabilities	104,939	52,567	215,672	214,569
Total adjustments	(56,918)	57,058	138,453	277,818
Net cash provided by operating activities	176,335	379,150	844,220	1,092,495
Cash flows from investing activities:
Purchases of short and long-term marketable securities	(891,345)	(2,788,994)	(2,500,913)	(4,231,953)
Proceeds from sale of short and long-term marketable securities	804,576	944,838	2,276,356	1,636,549
Proceeds from maturities of short and long-term marketable securities	182,110	148,790	505,920	317,805
Acquisition of property and equipment	(52,914)	(22,314)	(114,267)	(59,728)
Investment in Flash Ventures	(64,983)	—	(83,316)	—
Distribution from FlashVision Ltd.	—	—	—	122
Notes receivable issuance to Flash Ventures	(32,519)	—	(399,281)	—
Notes receivable proceeds from Flash Ventures	163,420	59,664	248,516	59,664
Proceeds from sale of assets	—	—	—	17,767
Purchased technology and other assets	—	—	(100,000)	(1,982)
Acquisition of Pliant Technology, Inc., net of cash acquired	—	—	(317,649)	—
Net cash provided by (used in) investing activities	108,345	(1,658,016)	(484,634)	(2,261,756)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	982,500	—	982,500
Proceeds from sale (purchase) of convertible bond hedge	1,494	(292,900)	1,494	(292,900)
Proceeds from sale (purchase) of warrants	(1,158)	188,100	(1,158)	188,100
Repayment of debt financing	(211,441)	—	(211,441)	(75,000)
Proceeds from employee stock programs	23,185	23,615	81,791	107,971
Excess tax benefit from share-based compensation	4,009	6,232	15,820	19,960
Net cash provided by (used in) financing activities	(183,911)	907,547	(113,494)	930,631
Effect of changes in foreign currency exchange rates on cash	(773)	(304)	(391)	3,654
Net increase (decrease) in cash and cash equivalents	99,996	(371,623)	245,701	(234,976)
Cash and cash equivalents at beginning of period	974,854	1,237,011	829,149	1,100,364
Cash and cash equivalents at end of period	$1,074,850	$865,388	$1,074,850	$865,388
_________

(1)
Consideration provided to Pliant Technology, Inc. of $15 million during the first quarter of fiscal year 2011 has been reclassified from 'Purchased technology and other assets' to 'Acquisition of Pliant Technology, Inc., net of cash acquired'.